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NOKIA



                                                                   Exhibit 10.29




                                    AGREEMENT

                                       FOR

                        SOFTWARE DEVELOPMENT CONTRACTING

                             DATED 4 NOVEMBER, 1999

                                     BETWEEN

                            NOKIA MOBILE PHONES LTD.

                                       AND

                              GEOWORKS CORPORATION




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NOKIA



CONTENTS


CLAUSE 1 - DEFINITIONS............................................................................3


CLAUSE 2 - PURPOSE OF THE AGREEMENT...............................................................5


CLAUSE 3 - SCOPE OF SUPPLY OF THE DEVELOPER.......................................................5


CLAUSE 4 - AVAILABILITY OF NOKIA'S RESOURCES......................................................5


CLAUSE 5 - ENHANCEMENTS  AND CHANGES..............................................................6


CLAUSE 6 - MILESTONES AND DELIVERY................................................................6


CLAUSE 7 - ACCEPTANCE OF DELIVERABLES.............................................................7


CLAUSE 8 - WARRANTIES AND MAINTENANCE, QUALITY....................................................7


CLAUSE 9 - DEVELOPMENT PRICE, OTHER CHARGES AND PAYMENT...........................................8


CLAUSE 10 - PERSONNEL.............................................................................8


CLAUSE 11 - CONFIDENTIALITY.......................................................................9


CLAUSE 12 -INTELLECTUAL PROPERTY RIGHTS...........................................................9


CLAUSE 13 - FORCE MAJEURE........................................................................10


CLAUSE 14 - TERM AND TERMINATION.................................................................10


CLAUSE 15 - INDEMNIFICATION AND LIMITATION OF LIABILITY..........................................11


CLAUSE 16 - MISCELLANEOUS........................................................................16



List of Appendices:

Appendix 1 - Quality Requirements
Appendix 2 - Millenium Compliance
Appendix 3 - Model of Project Order
Appendix 4 - Support and Maintenance Agreement
Appendix 5 - Prices





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NOKIA




THIS AGREEMENT is dated the 4th day of November, 1999 and made BETWEEN

(1) Nokia Mobile Phones Ltd of Keilalahdentie 4, FIN-02150 Espoo, including its Affiliates ("Nokia"); and

(2) Geoworks Corporation, including it Affiliates, of 960 Atlantic Avenue, Alameda, California USA 94501 (the "Developer").


WHEREAS:

(A) Nokia is a developer, manufacturer and supplier of sophisticated telecommunications equipment and terminals, accessories and connectivity solutions; and

(B) The Developer is a reputable developer, subcontractor, distributor and publisher of software technologies; and

(C) The Developer and Nokia desire that the Developer performs certain development work for Nokia;


NOW IT IS HEREBY AGREED:

1. DEFINITIONS

        For the purposes of this Agreement the following definitions shall govern (and where the context so admits the singular shall include the plural and vice versa):

        "Acceptance"
        shall mean, with respect to each Deliverable, that the Deliverable has been tested by Nokia and meets the acceptance criteria of Nokia. The Acceptance shall be indicated by a written certificate issued by Nokia and may be conditional as indicated in such certificate. The Acceptance criteria shall be set forth in the Project Order for each Deliverable.

        "Affiliate"
        shall mean Nokia Corporation (in the case of Nokia) or any corporation or other entity fifty (50) percent or more of whose: (i) shares or other securities or equity interests entitled to vote for the election of directors or other managing authority; or (ii) interest in the income thereof, is, at the time of determination and only so long as it remains, held, owned or controlled, directly or indirectly and individually or in combination with any other Affiliate, by Nokia Corporation (a Finnish corporation having its principal place of business at Nokia House, Keilalahdentie 4, Espoo, Finland) in the case of Nokia or by Geoworks Corporation in the case of Developer).



        "Agreement" ###
        "Appendix"
        shall mean a document which the Parties shall, by mutual agreement, sign and attach to this Agreement on the Effective Date or at any time during the term of this Agreement. All Appendices shall be subject to the terms and



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        conditions of this Agreement. In the event of a conflict between the terms of an Appendix and the terms of this Agreement, the terms of this Agreement shall prevail.

        "Changes"
        shall mean design changes and/or development of extensions and/or changes to Deliverables, including updating of relevant Specifications, documentation, Source and Object Codes (if any), that may be provided by the Developer to Nokia under this Agreement and Project Order.

        "###.

        "### "Effective Date"
        shall mean ###"Enhancement"
        shall mean enhancements to the Specifications, Acceptance criteria, Time Schedule or delivery arrangements required at any time prior to Acceptance of the last Deliverable.

        "Error"
        shall mean any mistake, problem, defect, malfunction or deficiency, which causes an incorrect or inadequate functioning or non-functioning of a Deliverable.

        "Information"
        shall mean technical, financial and commercial information and data relating to a Party's or its Affiliate's respective businesses, finances, planning, facilities, products, techniques and processes and shall include, but is not limited to, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, tracings, diagrams, models, samples, flow charts, data, computer programs, disks, diskettes, tapes, marketing plans, customer names and other technical, financial or commercial information and intellectual properties, whether in tangible or in intangible form.

        "Intellectual Property Rights"
        shall mean patents (including utility models), design patents, and designs (whether or not capable of registration), chip topography rights and other like protection, copyright, trademark and any other form of statutory protection of any kind and applications for any of the foregoing respectively as well as any trade secrets.

        "Object Code"
        shall mean computer programming code, substantially or entirely in binary form, which is directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

        "Party" and "Parties"
        refer to the Developer and/or Nokia.

        ###


        ###"Source Code"
        shall mean the Deliverable in the form of computer programming code, other than Object Code, and related to source code level system documentation, comments and procedural code such as job control language, which may be printed out or displayed in a form readable and understandable by a programmer of ordinary skill.



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2. PURPOSE OF THE AGREEMENT

        This Agreement sets forth the terms and conditions under which the Developer shall perform the Development and provide the Deliverables to Nokia as well as perform such other services and duties as have been provided for in this Agreement. Time for this purpose shall be of essence.

3. SCOPE OF SUPPLY OF THE DEVELOPER

3.1     ###

3.2 Except for the Nokia specific items specified ### to be provided by Nokia, the Developer shall be solely responsible ### for the provision of any and all hardware, software and other tools that may be required for the performance of the Development and the provision of the Deliverables.

3.3     ###

3.4 The Developer shall in the Development of the Deliverables comply with any quality standards and production control procedures that Nokia may reasonably require. Without prejudice to the aforesaid, the Developer shall comply with the quality assurance and production control procedures specified or referred to in any of the Appendices ### . Nokia shall be entitled to perform or to have its authorized agent perform audits of the same and the Developer will correct any deficiencies found during any such audit.

3.5 The Developer shall upon request provide Nokia with access to all facilities that may reasonably be required to enable Nokia and/or Nokia's customers to monitor the progress of Development and afford Nokia and/or its customers the right to verify at source that a Deliverable conforms to the Specifications and other specified requirements. Any such monitoring or verifications shall be without prejudice to any other rights of Nokia under this Agreement ### and shall not relieve the Developer from any of its obligations under this Agreement ### nor a subsequent rejection of Deliverable and nor shall such verification be used by the Developer as evidence of effective control of quality.

3.6 The Developer shall not without the prior written consent of Nokia engage any subcontractor to perform any part of its obligations under this Agreement ###. However, notwithstanding such consent the Developer shall remain fully responsible for the performance of any subcontractor.


4. AVAILABILITY OF NOKIA'S RESOURCES

4.1 Nokia shall make available to the Developer the items expressly specified to be provided by Nokia ### . The Developer shall be responsible for the safe custody of the items and insurance of any computer hardware while they are in its care.

4.2 Nokia shall appoint a project manager for the Development ### , who will be available either in the Developer's or Nokia's premises for the complete duration of the Development as shall be agreed upon between the Parties. The project manager will act as the single point of contact and provide clarifications to the Developer's development team whenever required.

4.3 Nokia shall provide, if so separately agreed in writing, on temporary basis suitable office accommodation and services to employees of the Developer that are working at the premises of Nokia in the course of the Development, including telephone and photocopying facilities required for the purposes


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        thereof. Employees of the Developer must observe all regulations in force and working hours laid down by Nokia while working at Nokia's premises.


5. ENHANCEMENTS AND CHANGES

5.1 Nokia may request and the Developer may recommend Enhancements at any time prior to Acceptance of the last Deliverable ### . The Developer undertakes to make Enhancements that may be requested by Nokia on reasonable price. ### . Enhancements shall be defined and agreed in writing with reference to the exact terms ### which are affected.

5.2 The Parties will respond in writing or meet to discuss any Enhancement upon Nokia's request, and the Developer shall advise Nokia of the likely impact of any Enhancement, including any effect on price and/or Time Schedule, promptly upon request, and submit a written quotation accordingly.

5.3 Until such time as any Enhancement is formally agreed, the Developer will, unless otherwise agreed or requested by Nokia in writing, continue the Development as if such Enhancement had not been requested or recommended.

5.4 Nokia may at any time request the Developer to develop Changes and the Developer hereby undertakes to develop and provide to Nokia Changes under this Agreement for reasonable price. ###

5.5 The Developer shall not be entitled to independently develop any Changes to a Deliverable without Nokia's explicit prior written consent. The terms and conditions applicable to any such development must be agreed upon between the Parties in writing prior to any such development activity being undertaken by the Developer.

5.6     Notwithstanding Clause 5.1 above, if a Enhancement described in Clause
        5.1 becomes necessary in order to comply with terms and conditions of this Agreement, the cost of such Enhancement shall be borne by the Party to whose action or omission such Enhancement is attributable.


6. MILESTONES AND DELIVERY

6.1 The Development shall be divided into various milestones, as specified in the project plan ### .

6.2 Upon the completion of each milestone the Parties shall review the Deliverable or the respective part thereof on the basis of a written report submitted by the Developer.

6.3 Nokia shall approve or reject in writing the results of the milestone in question ### after the Developer has presented the results of the milestone to Nokia. The date of such approval shall be deemed to be the actual date of delivery in respect of the Milestone in question. If the milestone is rejected, Nokia shall identify the deviations from the Specifications or from other requirements under the Agreement ### . Upon such rejection the Developer shall promptly take any and all necessary action in order to provide Nokia with acceptable milestone results.

6.4 The Developer shall upon obtaining approval of the respective milestone commence the performance of the subsequent milestone.

6.5 The Developer shall deliver the Deliverables (including documentation) to Nokia on appropriate media and in a condition acceptable to Nokia no later


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        than by the dates specified in the Time Schedule. The actual date of delivery of the Deliverable shall be the date when Nokia issues a certificate of Acceptance in respect of the whole Development and Deliverables. Time of delivery shall be of the essence of this Agreement.

6.6 The Developer shall deliver the Source Code version with each Deliverable, unless otherwise agreed in writing between the Parties. When a new or modified version of a Deliverable, or any Enhancement, is prepared by the Developer, the Developer will deliver the new or modified version of the Deliverable in both Source and Object Code form together with any consequent amendments to the documentation for the Deliverable.

6.7 Each Deliverable shall comply with the relevant Specifications and other criteria set forth in this Agreement ### when delivered and shall meet the relevant Acceptance criteria.

6.8 The Developer shall as soon as the Developer is or should have been aware of the delay in respect of a milestone specified ### , inform Nokia thereof in writing stating the reason for the delay and the effect of the delay on the Time Schedule.

6.9     ###

6.10    ###

6.11    ###

6.12    ###

7. ACCEPTANCE OF DELIVERABLES

7.1 The Parties shall agree upon such Acceptance criteria for Deliverable and for each milestone in the Development as may be desired in order to determine acceptability to Nokia of any particular milestone and Deliverable. The Acceptance criteria shall be agreed upon ### and specified no later than prior to the commencement of each milestone of Development to which the Acceptance criteria would be applied.

7.2 Prior to any delivery of the Deliverables or part thereof in accordance with the milestones specified ### , the Developer shall test the Deliverables or part thereof in question in accordance with test specifications defined ### .

7.3 Nokia shall be entitled to test any Deliverable at the Developer's premises prior to the delivery thereof to Nokia's premises. The Developer shall make available to Nokia such tools and instruments as Nokia may reasonably require for the said purposes. Such testing at the Developer's premises shall be without prejudice to any subsequent testing that may be performed at Nokia's premises.


8. WARRANTIES AND MAINTENANCE, QUALITY

8.1 The Developer warrants that each Deliverable (including documentation and Enhancements), its performance and facilities shall upon delivery conform with the Specifications and other requirements set forth in this Agreement ### and shall fulfill the Acceptance criteria.


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8.2     The Developer shall perform the Development with all due skill, diligence, prudence and foresight which would reasonably be expected from a services provider skilled and experienced in the nature of the Development.

8.3 The Developer agrees to comply with the Quality Requirement set forth in Appendix 1, when performing the Development in order to assure high quality of the Deliverables. Nokia may, where appropriate, request improvements in the Developer's practices and procedures to ensure compliance with the Quality Requirements.

8.4 The Developer warrants that the Development and the Deliverables comply with the requirements set forth in Appendices 1 and 2.

8.5 The Developer warrants that all Deliverables delivered hereunder will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as such software records, stores, processes and presents calendar dates falling on or before December 31, 1999.

8.6     ###

8.7 Each Error remedied pursuant to this Clause 8 will be subject to a repetition of the Acceptance procedure.

8.8     ###

9. DEVELOPMENT PRICE, OTHER CHARGES AND PAYMENT

9.1 The Development Price, other charges payable and the payment milestones are detailed in the Project Order based on the principles stated in this chapter and in the Appendix 5.

9.2     ###



9.3     ###

9.4     ###

        Each Party shall pay any taxes or levies imposed on it as a result of this Agreement and payments hereunder (including that required to be withheld or deducted from payments) and shall furnish suitable evidence of such payments to the other Party to enable it to obtain any credit that might be available to it.

9.5     ###


10. PERSONNEL

10.1 The Developer shall assign personnel of appropriate qualification and experience to perform and fulfill its obligations under this Agreement. The Developer is obliged to replace, without unreasonable delay and at no cost to Nokia, any member of the personnel whom Nokia considers lacking the necessary competence or with whom Nokia finds it manifestly difficult to collaborate.

10.2    ###

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10.3    Each Party shall prior to the commencement of Development nominate the authorized representative who will be the other Party's prime point of contact. Such representation may only be changed by notice in writing.

10.4 Notwithstanding any degree of supervision exercised by Nokia over Developer's personnel assigned to perform development of Deliverable such personnel at all times shall be deemed to be the employees of the Developer and in no circumstances shall the relationship of employer and employee be deemed to arise between Nokia and Developer's personnel.

10.5    ###


11. CONFIDENTIALITY

11.1 Each Party ("Receiving Party" for the purposes of this Clause 11) shall not disclose to third parties nor use for any purpose other than for the proper fulfillment of the purpose of this Agreement any Information received from the other Party ("Disclosing Party") in whatever form under or in connection with this Agreement without the prior written permission of the Disclosing Party. ###

11.2 The above mentioned limitations shall not apply to Information which (i) was in the possession of the Receiving Party prior to disclosure hereunder as proven by the written records of the Receiving Party; or
        (ii) was in the public domain at the time of disclosure or later became part of the public domain without breach of the confidentiality obligations herein contained; or (iii) was disclosed by a third party without breach of any obligation of confidentiality owed to the Disclosing Party; (iv) was independently developed by personnel of the Receiving Party; or (v) which are required to be disclosed pursuant to law, provided, however, that a minimum of ten (10) days written notice shall be provided by the Receiving Party in order to permit the Disclosing Party to take such action as it deems appropriate to prevent or limit such disclosure.

11.3 Each Party shall limit the access to the Information to those of its personnel for whom such access is necessary for the proper performance of this Agreement and obtain written undertakings of confidentiality from them.

11.4 Without prejudice to the generality of the aforesaid, each Party agrees to protect the confidentiality of the Information at least with the same degree of care as it exercises in respect of its own confidential information and business secrets.

11.5    ###


12. INTELLECTUAL PROPERTY RIGHTS

12.1    ###

12.2 Nothing in this Agreement shall be interpreted as granting to the Developer any rights to the work performed by the Developer under this Agreement or any license to copy, adapt or take any other action in respect of any work the intellectual property rights in which are, by this Agreement or otherwise, vested (or expressed to be vested) in Nokia.

12.3 Without prejudice to the above, the Developer may upon request at its own expense make and retain one copy of all work produced under this Agreement


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        for maintenance purposes. Any such copies shall be considered as confidential information of Nokia and the Developer shall return such copies to Nokia promptly upon Nokia's request.


13. FORCE MAJEURE

13.1 Neither Party shall be liable to the other for any delay or non-performance of its obligations hereunder in the event and to the extent that such delay or non-performance is due to an event of Force Majeure.

13.2 Events of Force Majeure are events beyond the control of the Party which occur after the date of signing of this Agreement and which were not reasonably foreseeable at the time of signing of this Agreement and whose effects are not capable of being overcome without unreasonable expense and/or loss of time to the Party concerned. Events of Force Majeure shall include (without being limited to) war, civil unrest, strikes, lock-outs and other general national labor disputes, general and evidenced labour shortages, acts of government, natural disasters, exceptional weather conditions, breakdown or general unavailability of transport facilities, accidents, fire, explosions, and general shortages of energy.

13.3 In the event that the delay or non-performance of either Party hereto continues for a period ### of six (6) months due to reasons of Force Majeure, then either Party shall have the right to terminate this Agreement with immediate effect without liability.

14. TERM AND TERMINATION

14.1    ### .

14.2 This Agreement may be terminated upon ### prior written notice to the other party.
        In addition, this Agreement or the Project Order in question may be terminated with immediate effect by written notice by the non-defaulting Party in the event that (i) the other Party commits a breach of this Agreement or the Project Order and fails to remedy such breach within 30 days after having been given written notice in respect thereof; or (ii) the other Party suffers distress or execution or commits an act of bankruptcy or goes or is put into liquidation (otherwise than solely for the purpose of amalgamation or reconstruction) or if a receiver is appointed over any part of such other Party's business or if an administration order is made in respect of such other Party.

14.3 In addition, this Agreement ### may be terminated with immediate effect by written notice by Nokia in the event that (i) there is a direct or indirect change of ownership of the Developer or if any agreements are entered into whereby control over or a substantial portion of Developer's operations passes or will pass over into the hands of an undertaking that is in competition with Nokia; or (ii) in Nokia's judgment the considerations underlying this Agreement or the Project Order have changed.

14.4 In the event of a termination of this Agreement ### by Nokia pursuant to Clause 14.3, the Developer shall ### be entitled to receive payment for Development undertaken up to the point of termination of this Agreement ### . In addition, in the event that Nokia terminates this Agreement ### in accordance with subclause (ii) of Clause 14.3, the Developer shall receive an additional compensation for necessary and duly attested phase-out direct expenses ### .


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14.5    A termination of this Agreement ### shall be without prejudice to the rights and obligations of the Parties which have accrued up to the date of termination and especially to the obligation of the Developer to hand over any and all Deliverables at their state of art at the time of the termination. Furthermore, Clauses 8, 11, 12, 15 and 16 shall survive the termination of this Agreement for whatsoever reason.

14.6 Notwithstanding Clauses 14.2 and 14.3 above, if the Developer is in default of its obligations during the development of any Deliverable (or milestone thereof) and fails to remedy such default within a reasonable time of receiving written notice from Nokia in respect thereof, then Nokia may, without prejudice to its right to terminate.

14.7    ### ###


15. INDEMNIFICATION

15.1    ### ###

15.3 The Developer and Nokia shall indemnify each other against injury to or death of any of their employees or damage to property caused by any negligent act or omission of the other Party and will respectively maintain in force and on request give evidence of adequate insurance relative to their respective obligations under this clause.


16. MISCELLANEOUS

16.1    Entire Agreement

16.1.1 This Agreement and the Appendices hereto state the entire agreement between the Parties relating to the subject matter hereof and supersede all prior communications, written or oral, between the Parties. However, the Non-Disclosure Agreement executed between the Parties shall not be overridden by this Agreement. All amendments and modifications to this Agreement shall be made by an instrument in writing signed by both Parties.

16.1.2 This Agreement ### may be supplemented or varied from time to time by the inclusion or revision of Appendices. No purported variation and/or addition in whole or in part to this Agreement ### shall be of any force or effect unless and until reduced to writing and signed by both Parties. Later made addenda and amendments alter the contents of this Agreement ### only to the extent expressly agreed upon between the Parties; all other conditions shall always remain unchanged. The Agreement shall always supersede any conflicting terms in any order acknowledgement of the Developer.


16.2    Assignment and Transfer

        Neither Party shall be entitled to assign nor transfer all or any of its rights, benefits and obligations under this Agreement without the prior written consent of the other Party.

16.3    Notices

        Any notice given by one Party to the other shall be deemed properly given if specifically acknowledged by the receiving Party in writing or when delivered to the recipient by registered mail to the following addresses (or such other address as may be notified in writing from time to time by either Party):

        (a)     if to Nokia, to

                Nokia Mobile Phones Ltd
                P.O. Box 100
                FIN-00045 Nokia Group
                Finland



        (b)     if to the Developer, to

                Geoworks Corporation
                960 Atlantic Avenue
                Alameda, California USA 94501



                With a copy to:

                Geoworks Ltd.
                Beechfield House
                Lyme Green Business Park
                Macclesfield, Cheshire, England SK11 0JP



        Each communication and document made or delivered by one Party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof.


16.4    Remedies and Waivers

        No failure to exercise, nor any delay in exercising, on the part of either Party, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

16.5    Partial Invalidity

        If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

16.6    Law

        This Agreement is governed by, and shall be construed in accordance with, Swedish law.

16.7    Jurisdiction

        Any and all disputes that may arise between the Parties under or in connection with this Agreement shall be finally settled in arbitration in


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        accordance with the Rules of the Arbitration Committee of the
        International Chamber of Commerce pursuant to the regulations in force. The arbitration shall be conducted in, Stockholm, Sweden in the English language.

16.8    Headings

        Headings are used for the purposes of references only and shall not affect the interpretation of this Agreement.



IN WITNESS WHEREOF this Agreement has been signed by the duly authorized representatives of each Party hereto.

NOKIA MOBILE PHONES LTD.


By: /s/ Mikko Terho                       By: /s/ Sari Inleinen

Name: Mikko Terho                         Name: Sari Inleinen

Title: Vice President                     Title: Director

Date: 16 November 1999                    Date: 16 November 1999



GEOWORKS CORPORATION



By: /s/ Donald G. Ezzell                  By: /s/ Ken Norbury

Name: Donald G. Ezzell                    Name: Ken Norbury

Title: Chief Operating Officer            Title: Vice President & General
       Geoworks Corporation                      Manager
                                                 Geoworks Ltd.
Date: 21 November 1999                    Date: 19 November 1999